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                                                                       EXHIBIT 5

                           DEED OF HYPOTHEC TO SECURE
                              PAYMENT OF DEBENTURES

BEFORE Charlotte Pinsonnault, the undersigned Notary for the Province of Quebec, practising in Montreal,

APPEARED:

EMS TECHNOLOGIES CANADA, LTD., a corporation duly incorporated under the laws of Canada, having its registered office, chief executive office and domicile at 1725 Woodward Avenue, Ottawa, Ontario, K2C 0P9 herein acting and represented by Francois Bastien, hereunto duly authorized by a resolution of its board of directors, a certified copy of which resolution has been appended hereto after having been acknowledged true and signed for identification by the said representatives with and in the presence of the undersigned Notary,

                                              (hereinafter called the "Grantor")

AND:

BANK OF AMERICA, NATIONAL ASSOCIATION (CANADA BRANCH), an authorized foreign bank under the Bank Act (Canada), herein acting as fonde de pouvoir pursuant to
Article 2692 of the Civil Code of Quebec, having its principal place of business at Atlanta Plaza Building, 600 Peachtree Street NE, 13th Floor, Atlanta, Georgia, USA, and whose establishment directly concerned for the purposes hereof is located at 200 Front Street West, Suite 2700, Toronto, Ontario, herein represented by Mary Jeanne Phelan, and duly authorized for the purposes hereof as she so declares, notice of its address having been registered at the Register of Personal and Movable Real Rights under the number 02224,

                                              (hereinafter called the "Trustee")

WHICH PARTIES DECLARE AS FOLLOWS:

            WHEREAS the Grantor is authorized by law to issue debentures and to sell them and to give them as security;

            WHEREAS the Grantor is desirous of issuing debentures and securing the payment thereof in the manner hereinafter provided.

            NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

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                                   ARTICLE 1
                                 INTERPRETATION

              In this Deed, unless the context indicates otherwise:

"Credit Agreement" means that certain Canadian revolving credit agreement entered into on December 10, 2004 among the Grantor, as Borrower, EMS Technologies, Inc., Bank of America, National Association (Canada branch), as Canadian Administrative Agent and Funding Agent and the Lenders referred to therein, the whole as amended, supplemented, restated, renewed or otherwise modified from time to time;

1.1 "Debentureholder" or "Holder" means a person entered as a holder of Debentures in the register maintained for that purpose by the Trustee;

1.2 "Debentureholders' Instrument" means any document signed by the Holders of at least sixty-six and two-thirds per cent (66 2/3%) of the value of the outstanding Debentures;

1.3 "Debentures" means the debentures which have been or may be issued hereunder;

1.4 "Event of Default" means any of the events of default specified in Section 6.1;

1.5 "Mortgaged Property" means all property and rights subjected to or intended to be subjected to the security constituted under this Deed.

                                   ARTICLE 2
                               ISSUE OF DEBENTURES

2.1 The Debentures which may be outstanding under this Deed are limited to a principal amount of Fifty million Canadian dollars (CDN $50,000,000) and may be issued as the directors of the Grantor may determine.

2.2 The Debentures shall be substantially in the form set out in Schedule I of this Deed.

2.3 The Debentures shall bear the date of their issue and shall be payable at the place indicated therein or at any other place subsequently designated to the Trustee and the Grantor in a Debentureholders' Instrument. The Debentures shall bear interest from the date of their issuance, both before and after maturity, at the rate of TWENTY per cent (20%) per annum. The principal and interest of the Debentures shall be

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payable on demand, with interest on overdue interest at the aforementioned rate.

2.4 The Debentures may be signed by any officer or director of the Grantor and shall be certified and delivered by the Trustee to the Grantor or to any other person designated by written instruction to the Trustee signed by any officer or director of the Grantor.

2.5 The certification of the Debentures by the Trustee shall constitute conclusive evidence that the Debentures have been issued hereunder but shall not be construed as a representation or warranty by the Trustee as to the validity of this Deed, the security constituted hereby or the Debentures, and the Trustee shall in no way be liable for the use made of the Debentures or the proceeds thereof. So long as Debentures are outstanding, the Grantor shall not issue and the Trustee shall not certify additional Debentures without a Debentureholders' Instrument authorizing same.

2.6 If a Debentureholder returns a Debenture to the Trustee or the Grantor for cancellation, such Debenture shall be considered as not issued and, subject to the provisions hereof, the Grantor may reissue same or issue other Debentures in place of the Debentures so returned for cancellation.

2.7 The Debentures may be hypothecated, pledged or assigned by the Grantor as security for any indebtedness or any other obligations, direct or indirect, present or future, of the Grantor or any other person, or may be sold or otherwise alienated. In the event of such hypothec, pledge or assignment, the extinction of the underlying indebtedness or obligation shall not constitute payment of the Debentures.

2.8 All Debentures shall benefit equally and rateably from the security constituted hereunder.

2.9 The Grantor shall cause to be kept by the Trustee at its office located at the address indicated on the first page of this Deed (or at such other address as the Trustee may indicate in a notice to the Grantor and the Debentureholders) a register in which shall be entered the name and address of each of the Debentureholders. No transfer of Debentures shall be valid unless made on such register and upon compliance with such reasonable requirements as the Trustee may prescribe. The registered holder of a Debenture shall be deemed to be the owner thereof for all purposes of this Deed.

2.10 Upon request from a Debentureholder and subject to such reasonable requirements as the Trustee may prescribe, the Grantor shall issue and the Trustee shall certify and deliver a new Debenture certificate in

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place of a Debenture certificate requiring replacement by reason of such certificate having been lost, mutilated or destroyed or for any other reason.

                                   ARTICLE 3
                               CHARGING PROVISIONS

3.1 For purposes of securing the payment of the Debentures in principal and interest as well as the payment of all other sums, if any, due hereunder to the Debentureholders or to the Trustee, the Grantor hereby hypothecates and charges in favour of the Trustee for the benefit of the Debentureholders the universality of all of the movable property of the Grantor, tangible and intangible, present and future, of whatever nature and wherever situated. All of the property subjected to or intended to be subjected to the foregoing hypothec is hereafter referred to as the "Mortgaged Property".

3.2 The hypothec constituted by the Grantor under Section 3.1 is granted for the sum of Fifty million Canadian dollars (CDN $50,000,000), with interest at the rate of twenty per cent (20%) per annum from the date hereof.

3.3 Without limiting the generality of Section 3.1, in order to comply with the requirements of any applicable law relating to the description of the Mortgaged Property, the Grantor acknowledges that the Mortgaged Property includes inventory, equipment, accounts receivable, deposit account and other debts, negotiable and similar instruments, securities and any investment property, documents of title, money, intellectual property, rights under contracts of any nature whatsoever, any other intangible property and any other assets of the Borrower as well as any proceeds of any of the foregoing;

3.4 The Grantor represents to the Trustee that all tangible property currently forming part of the Mortgaged Property is located in the provinces of Quebec and Ontario.

3.5 All proceeds received by the Trustee upon the sale, lease, other alienation or expropriation of any Mortgaged Property and all insurance proceeds with respect to the Mortgaged Property shall be held by it and used in accordance with instructions contained in a Debentureholders' Instrument. The receipt and use by the Trustee of such proceeds shall not constitute payment of the Debentures or a reduction of the security constituted by this Deed, notwithstanding any law, usage or custom to the contrary.

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                                   ARTICLE 4
                                   COVENANTS

4.1 The Grantor shall pay to the Trustee all reasonable costs and expenses incurred by the Trustee in the performance of its duties and in the enforcement of the security constituted hereunder (including principal and interest on borrowings or sums advanced for such purposes by the Trustee), as well as all of the Trustee's fees.

4.2 The Grantor shall notify the Trustee without delay of:

      4.2.1 any change of its name or in the location of its head or chief executive office;

      4.2.2 the details of any change in the information contained in Section
            3.4.

4.3 Except as otherwise permitted by a Debentureholders' Instrument, the Grantor shall deliver to the Trustee all certificates evidencing all shares held by the Grantor in any subsidiary of the Grantor.

4.4 Except as otherwise permitted by a Debentureholders' Instrument, the Grantor shall do all things and execute all documents necessary for the security constituted hereunder to have full effect and be constantly perfected and enforceable in all jurisdictions where the Mortgaged Property may be located.

4.5 The Grantor shall reimburse the Trustee for all reasonable costs and expenses referred to in Section 4.1 hereof, with interest at the prime rate in effect from time to time increased by three percentage points (3%). For the purposes hereof, the prime rate shall be the annual rate announced as such by Bank of America, National Association (Canada branch) and being its reference rate to determine interest rates on commercial loans made by it in Canadian dollars in Canada.

                                   ARTICLE 5
                              POWERS OF THE TRUSTEE

5.1 The Trustee may, without being bound to do so, fulfil any or all of the obligations of the Grantor hereunder if the Grantor fails to do so after fifteen
(15) days prior notice to the Grantor specifying the nature of such failure.

5.2 The Grantor may collect all its debts and accounts receivable forming part of the Mortgaged Property until the Trustee withdraws such authorization. Upon such withdrawal, which may only occur after the occurrence of an Event of Default, the Trustee may collect such debts and

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accounts receivable and shall be entitled to a reasonable commission which it may deduct from amounts collected.

5.3 Where the Mortgaged Property include securities, the Trustee may, following the occurrence and continuance of an Event of Default, exercise any right attached thereto, including any right to vote and any right of conversion or redemption. Until the occurrence of an Event of Default, the Grantor shall be entitled to exercise all rights attached to the securities owned by it, provided that such rights are not exercised in a manner which would impair the value of such securities.

5.4 If the Trustee has possession of any of the Mortgaged Property, it shall have no obligation to maintain the use for which the Mortgaged Property is normally intended nor to make it productive nor to continue its use or operation.

5.5 The Grantor constitutes and appoints the Trustee its irrevocable attorney, with power of substitution, in order to do any act and to sign any document necessary or useful to the exercise after an Event of Default of the rights and powers conferred on the Trustee hereunder.

                                   ARTICLE 6
                                    DEFAULT

6.1 Each of the following events shall be an event of default ("Event of Default"):

      6.1.1 if the Grantor fails to observe or perform any covenant or agreement contained in this Deed and such failure remains unremedied for 30 days after the earlier of (i) any Responsible Officer (as such term is defined in the Credit Agreement) of the Grantor becomes aware of such failure, or (ii) notice thereof has been given to the Grantor by the Trustee, the Canadian Collateral Agent, the Canadian Administrative Agent, the Funding Agent or any Lender (as the latter four terms are defined in the Credit Agreement);

      6.1.2 if the Grantor fails to pay any Debenture on demand; or

      6.1.3 if there shall be an Event of Default as such term is defined in the Credit Agreement.

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                                   ARTICLE 7
                           REMEDIES IN CASE OF DEFAULT

7.1 If an Event of Default occurs and is continuing, the Trustee may, at its discretion, and shall, if required by a Debentureholders' Instrument, declare the security hereby constituted to have become enforceable. In such event, the principal and interest on the Debentures and all other amounts owing hereunder shall immediately become payable to the Trustee for the benefit of the Debentureholders.

7.2 If the security hereby constituted shall have become enforceable:

      7.2.1 the Trustee may realize the security constituted hereunder and exercise all rights and remedies of a hypothecary creditor under the Civil Code of Quebec and of a secured party under the laws of any jurisdiction where any Mortgaged Property shall be situated or where the security constituted hereunder shall be enforced;

      7.2.2 the Trustee may also (without being required to do so) take possession and administer the Mortgaged Property or any part thereof, with full power to use, protect, preserve and sell same and to receive all revenue therefrom, including granting leases in respect thereof or renewing existing leases on terms and conditions it deems appropriate and the Trustee may compromise or transact with the debtors of debts and accounts receivable which are subject to the security constituted hereby and may grant releases and discharges thereto. The Trustee may also do all things necessary or useful for the purpose of selling or realizing the Mortgaged Property, including completing the manufacture of inventory and purchasing raw materials.

7.3 The Trustee may, if authorized by a Debentureholders' Instrument, waive in writing any default or any rights hereunder. Any such action on the part of the Trustee shall not affect any subsequent default or the remedies arising therefrom.

7.4 The remedies provided in this Article 7 may be exercised on all the Mortgaged Property taken as a whole or in respect of any part thereof.

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                                   ARTICLE 8
                               GENERAL PROVISIONS

8.1 The security created hereby is in addition to and not in substitution for any other security held by the Trustee or the Debentureholders.

8.2 This security is a continuing security and shall subsist notwithstanding the payment from time to time, in whole or in part, of any of the obligations secured hereby. The hypothec constituted hereunder is not a "floating hypothec" and this deed is not intended to create a trust under the laws of the Province of Quebec.

8.3 In each case provided in Section 6.1, the Grantor shall be in default by the mere lapse of time, without the necessity of any notice or demand other than as set forth in Section 6.1.

8.4 Unless otherwise provided in a Debentureholders' Instrument, any sum collected by the Trustee in the exercise of its rights after the occurrence of an Event of Default may be held by the Trustee, as Mortgaged Property, provided that any such sum shall be applied to the payment of the obligations secured hereby and then due. The Trustee shall have the choice of the order of application of any such sum.

8.5 The exercise by the Trustee of any recourse shall not preclude the Trustee from exercising any other recourse provided hereunder or by law. All the recourses of the Trustee are cumulative and not alternative. The failure of or forbearance by the Trustee to exercise any recourse hereunder does not constitute a renunciation to the later exercise of such recourse. The Trustee may exercise its recourses hereunder without being required to exercise any recourse against any other person liable for the payment of the obligations secured hereby or to realize any other security held for the payment of such obligations.

                                   ARTICLE 9
                                  THE TRUSTEE

9.1 The Trustee shall hold the hypothec granted pursuant to this Deed for the benefit of the Debentureholders and shall act as their agent in the exercise of the rights conferred on the Trustee hereunder. The Trustee shall be considered a Fonde de pouvoir of the Debentureholders within the meaning of Article 2692 of the Civil Code of Quebec. The Trustee may perform any act necessary to the performance of its duties.

9.2 Any person who becomes a Debentureholder shall benefit from the provisions hereof and the appointment of the Trustee as agent for the Debentureholders and, upon becoming a Debentureholder, irrevocably authorizes the Trustee to perform such functions.

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9.3 No Debentureholder may exercise individually any rights conferred on the
Trustee.

9.4 The Trustee shall have the right to proceed in its name as Trustee hereunder in the enforcement of the security hereby constituted by any remedy provided by law. The Trustee may, before exercising any remedy, require the Debentureholders to deposit the Debentures with the Trustee, for which Debentures the Trustee shall issue a receipt. The obligation of the Trustee to exercise any remedy shall be conditional upon the Debentureholders furnishing the Trustee, when required in writing by the latter, sufficient funds for such purpose and an indemnity which the Trustee considers reasonable to cover the Trustee against any costs, expenses, borrowings, advances and fees of the Trustee and against all liability which the Trustee may incur.

9.5 No person dealing with the Trustee or its agents need inquire whether the security hereby constituted has become enforceable or whether the powers which the Trustee is purporting to exercise have become exercisable.

9.6 Each party hereto agrees that, notwithstanding Section 32 of An Act Respecting Special Powers of Legal Persons (Quebec), the Trustee shall be entitled to act as Debentureholder and to acquire and/or be the pledgee of any Debenture or other title of indebtedness issued or to be issued hereunder.

9.7 The Trustee is only required to exercise reasonable care in the exercise of its rights and the performance of its obligations and, in any event, is only liable for its intentional fault or gross negligence.

9.8 The Trustee may delegate the exercise of its rights or the performance of its obligations hereunder to another person including a Debentureholder. In that event, the Trustee may furnish that person with any information it may have concerning the Grantor or the Mortgaged Property. The Trustee shall not be responsible for damages resulting from such delegation or from any fault committed by such delegate.

9.9 The rights of the Trustee hereunder shall benefit any successor of the Trustee, including any person resulting from the amalgamation of the Trustee with any other person.

9.10 The Trustee shall be under no duty to take any discretionary action permitted to be taken by it hereunder or pursuant to applicable law unless it shall be requested to do so by a Debentureholders' Instrument.

9.11 The Trustee may exercise all of its rights hereunder without possession of the Debentures and without having to produce same in support of any judicial proceeding or trial in connection therewith.

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9.12 The Trustee may at any time resign hereunder upon not less than thirty (30)
days notice in writing to the Grantor and to the Debentureholders, or upon such shorter notice as the Debentureholders may accept; the Debentureholders may then appoint a new Trustee. The Debentureholders may also remove the Trustee and appoint a new Trustee in its place and stead, upon not less than thirty (30) day notice in writing to the Trustee and to the Grantor. Such new Trustee, without further act, shall be vested with and have the rights and powers granted to the Trustee hereunder and shall be subject in all respects to the conditions and provisions hereof.

                                   ARTICLE 10
                                  GOVERNING LAW

10.1 This deed shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein, provided that to the extent that the laws of any jurisdiction in which any Mortgaged Property is situated govern the validity, perfection or enforcement of the security constituted hereunder, the local laws of such jurisdiction shall govern those issues.

10.2 The provisions of and the terms used in this Deed shall also be interpreted in order to give effect to the intent of the parties that the security constituted hereunder shall be valid and effective in all jurisdictions where the Mortgaged Property may be situated and in all other jurisdictions where the rights and remedies of the Trustee may have to be exercised.

10.3 In the event of conflict between the provisions of this Deed and those of the Credit Agreement, the provisions of the Credit Agreement shall prevail.

                                   ARTICLE 11
                                   SCHEDULES

11.1 The following is the Schedule referred to in this Deed:

                                   SCHEDULE I
                                   DEBENTURE
                                       $-

      EMS TECHNOLOGIES CANADA, LTD., a corporation duly incorporated under the laws of Canada, having its registered office at 1725 Woodward Avenue, Ottawa, Ontario, K2C 0P9 (hereinafter called the "Grantor"), for value received, promises to pay, on demand, to - or to its order, at its office located at -, Province of -, the sum of - dollars ($-) with interest thereon from the date hereof at the rate of TWENTY per cent (20%)

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                                     - 11 -

per annum, both before and after maturity, with interest on overdue interest at the same rate.

      This Debenture is issued under and secured by a Deed of Hypothec to Secure Payment of Debentures (the "Deed of Hypothec") bearing the date of December 10, 2004 executed by the Grantor in favour of Bank of America, National Association (Canada branch), as Fonde de pouvoir of the Debentureholders, and this Debenture is subject to, and its holder is bound by, the provisions of the Deed of Hypothec.

      This Debenture shall be certified by the Trustee and may be transferred by its holder upon compliance with the provisions of the Deed of Hypothec.

      IN WITNESS WHEREOF the Grantor has caused this Debenture to be signed by its undersigned representative and to be dated the - day of -, -.

                                 EMS TECHNOLOGIES CANADA, LTD.

                                 Per: ____________________________

                              TRUSTEE'S CERTIFICATE

      This Debenture has been issued under the Deed of Hypothec within mentioned and - appears on the register of the Trustee as the holder of this Debenture.

                                 SIGNED AT -, this - day of -, -

                                 BANK OF AMERICA, NATIONAL ASSOCIATION
                                 (CANADA BRANCH)

                                 Per: ____________________________

                            [SIGNATURE PAGE FOLLOWS]

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      WHEREOF ACTE:

      DONE AND PASSED at the City of Montreal, this tenth (10th) day of December, two thousand and four (2004) and of record in the office of the undersigned Notary, under the minute number ____________________________________
________________________________________________________________________________
______________________ (___________).

      And, after the parties declared that they have taken cognizance of these presents and exempted the undersigned Notary from reading same or having same read, the said authorized representatives of the Grantor and the Trustee signed these presents in the presence of the said Notary who has also signed.

                                 EMS TECHNOLOGIES CANADA, LTD.

                                 Per: ________________________________
                                      Francois Bastien

                                 BANK OF AMERICA, NATIONAL ASSOCIATION
                                 (CANADA BRANCH)

                                 Per: ________________________________
                                      Mary Jeanne Phelan

                                 _____________________________________
                                 Charlotte Pinsonnault, Notary